SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                      ____________________
                            Form S-8
                     REGISTRATION STATEMENT
                              under
                   THE SECURITIES ACT OF 1933
                      ____________________

                    THE DOW CHEMICAL COMPANY
                    (a Delaware corporation)
              Executive Offices -- 2030 Dow Center
                     Midland, Michigan 48674
(Name, state of incorporation and address of principal executive office of issuer)

          I.R.S. Employer Identification No. 38-1285128
                      ____________________

                THE 1998 NON-EMPLOYEE DIRECTORS'
                      STOCK INCENTIVE PLAN
                    (Full title of the plan)
                      ____________________

                          JOHN SCRIVEN
          Vice President, General Counsel and Secretary
                    THE DOW CHEMICAL COMPANY
                         2030 Dow Center
                     Midland, Michigan 48674

             (Name and address of agent for service)

                   Telephone:  (517) 636-1000
                      ____________________

                 CALCULATION OF REGISTRATION FEE

                             Proposed   Proposed
    Title                    maximum     maximum    Amount
of securities    Amount to   offering   aggregate     of
     to be           be       price     offering    registra
  registered    registered     per        price     tion fee
                             share(1)
Common Stock,
  par value       200,000   $95.53125  $19,106,250  $5,636.34
    $2.50         shares
  of The Dow
   Chemical
   Company
(1) The price per unit and the aggregate offering price, calculated pursuant to Rule 457(c) and provided herein for the sole purpose of determining the registration fee, are based on the average of the high and low price of the Common Stock of The Dow Chemical Company on the New York Stock Exchange on March 30, 1998.
                             PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

   The  following documents heretofore filed by The Dow  Chemical
Company ("Dow") with the Securities and Exchange Commission  (the
"Commission") are incorporated herein by this reference:

   (a) Dow's Annual Report on Form 10-K for the year ended December 31, 1997 (The consolidated financial statements and financial statement schedule included in such Annual Report have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.); and

   (b) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

    All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15 of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 6.  INDEMNIFICATION OF OFFICERS

       Under Article VI of the Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving as such with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer or employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.  EXHIBITS

Exhibit No.         Description of Exhibit

       4(a)         Restated Certificate of
                    Incorporation of The Dow
                    Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual
                    Report on Form 10-K for the
                    year ended December 31,
                    1992, incorporated herein by
                    this reference.

       4(b)         Bylaws of The Dow Chemical
                    Company, filed as Exhibit
                    3(ii) to Dow's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1997
                    incorporated herein by this
                    reference.

        23          Independent Auditors'
                    Consent.

        24          Power of Attorney.

Item 9.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
           (iii) To include any material information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3)    To   remove  from  registration  by  means   of   a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, and the State of Michigan on March 27, 1998.

                               THE DOW CHEMICAL COMPANY
                                   (Registrant)

                               By: /s/J. PEDRO REINHARD
                                   J. Pedro Reinhard
                                   Executive Vice President and
                                   Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


A. A. ALLEMANG*        Director and Vice        February 12,
                       President                1998
A. A. Allemang

J. K. BARTON*          Director                 February 12,
                                                1998
J. K. Barton

D. T. BUZZELLI*        Director                 February 12,
                                                1998
D. T. Buzzelli

A. J. CARBONE*         Director and Executive   February 12,
                                                1998
A. J. Carbone          Vice President

F. P. CORSON*          Director and Vice        February 12,
                       President                1998
F. P. Corson

J. C. DANFORTH*        Director                 February 12,
                                                1998
J. C. Danforth

W. D. DAVIS*           Director                 February 12,
                                                1998
W. D. Davis

M. L. DOW*             Director                 February 12,
                                                1998
M. L. Dow




J. L. DOWNEY*          Director                 February 12,
                                                1998
J. L. Downey

E. C. FALLA*           Director and             February 12,
                                                1998
E. C. Falla            Senior Consultant

B. H. FRANKLIN*        Director                 February 12,
                                                1998
B. H. Franklin

A. D. GILMOUR*         Director                 February 12,
                                                1998
A. D. Gilmour

G. M. LYNCH*           Vice President and       February 12,
                       Controller               1998
G. M. Lynch

M. D. PARKER*          Director and Executive   February 12,
                                                1998
M. D. Parker           Vice President

F. P. POPOFF*          Director and Chairman    February 12,
                       of the                   1998
F. P. Popoff           Board

J. P. REINHARD*        Director, Executive Vice February 12,
                                                1998
J. P. Reinhard         President and
                       Chief Financial Officer

H. T. SHAPIRO*         Director                 February 12,
                                                1998
H. T. Shapiro

W. S. STAVROPOULOS*    Director, President and  February 12,
                                                1998
W. S. Stavropoulos     Chief Executive Officer

P. G. STERN*           Director                 February 12,
                                                1998
P. G. Stern

*By:  /s/J. PEDRO REINHARD
   J. Pedro Reinhard
   Executive Vice President and
   Chief Financial Officer

Dated:  March 27, 1998
                          EXHIBIT INDEX

Exhibit No.         Description of Exhibit        Page
                                                  Number
       4(a)         Restated Certificate of
                    Incorporation of The Dow
                    Chemical Company, filed as
                    Exhibit 3(a) to Dow's Annual
                    Report on Form 10-K for the
                    year ended December 31,
                    1992, incorporated herein by
                    this reference.

       4(b)         Bylaws of The Dow Chemical
                    Company, filed as Exhibit
                    3(ii) to Dow's Annual Report
                    on Form 10-K for the year
                    ended December 31, 1997
                    incorporated herein by this
                    reference.

        23          Independent Auditors'             9
                    Consent.

        24          Power of Attorney.              10-11